Exhibit 99.1

NorthStrive Biosciences Announces Positive Results from Phase
III of AI-Driven Drug Discovery Program with Yuva Biosciences

●	Yuva Biosciences' proprietary MitoNova™ AI platform identified small-molecule candidates that were biologically validated in primary human skeletal muscle cells, with multiple candidates increasing ANT1, a mitochondrial protein central to skeletal muscle energy metabolism.

●	Four AI-selected compounds demonstrated ANT1 induction, supporting their further confirmatory testing and development.

NEWPORT BEACH, Calif., July 1, 2026 - NorthStrive Biosciences Inc. ("NorthStrive Biosciences"), a subsidiary of PMGC Holdings Inc. (NASDAQ: ELAB) ("PMGC" or the "Company"), today announced positive results from Phase III of its AI-driven drug discovery program with strategic partner Yuva Biosciences, Inc. ("Yuva Biosciences").

Phase III of the parties’ drug discovery program (“Phase III”) was designed to biologically validate a focused set of small-molecule candidates selected by Yuva Biosciences' proprietary MitoNova™ AI platform. These candidates were tested in primary human skeletal muscle cells using an in vitro assay measuring ANT1 protein expression.

ANT1 is a mitochondrial protein involved in cellular energy metabolism in skeletal muscle. The parties’ drug discovery program is focused on identifying candidates that may support the Company's broader development strategy around muscle preservation, including potential applications relevant to muscle health and metabolic stress.

The study in Phase III evaluated a focused set of AI-selected small-molecule candidates. According to the results package prepared by Yuva Biosciences, four compounds (C1, C2, C3, and C4) increased ANT1 expression, with the strongest candidates demonstrating dose-dependent induction. Yuva Biosciences’ results report identified C1, C2 and C4 as the strongest and most dose-consistent ANT1 inducers, while C3 also advanced as a candidate based on statistically significant activity at the highest tested dose.

Key Phase III Findings

Finding	Significance
Four AI-selected compounds significantly increased ANT1 expression.	C1, C2, C3 and C4 each demonstrated statistically significant increases in ANT1 expression, validating biological activity of multiple MitoNova™ AI-selected candidates in human skeletal muscle cells.
Multiple candidates demonstrated meaningful dose-dependent induction.	The strongest observed increases included C2 at up to +50%, C4 at up to +48%, and C1 at up to +46%, with C3 demonstrating a +29% increase at the highest tested dose.
The results support confirmatory testing and further development.	Yuva Biosciences recommended advancing the four validated candidates into a more mature and energy-demanding skeletal muscle model, to further confirm ANT1 induction and de-risk subsequent development.

Connection to Prior Program Update

The Company previously announced that Phase III was expected to use Yuva Biosciences' improved sixth-generation classifier models to support a more refined selection of candidate compounds and a more comprehensive in vitro validation stage. The prior update also stated that Phase III results were expected in Q2 2026. View the prior PMGC press release.

Next Steps

Based on the positive Phase III results, NorthStrive Biosciences and Yuva Biosciences are evaluating next steps, including confirmatory testing and further development of the four validated candidates. The proposed next stage is expected to evaluate whether the ANT1 induction observed in primary human skeletal muscle cells is maintained in a more mature muscle model that more closely reflects adult skeletal muscle biology.

About Yuva Biosciences, Inc.

Yuva Biosciences, Inc. is a mitochondrial sciences AI company that uses advanced artificial intelligence to identify and develop therapeutic and natural candidates targeting aging-related pathways. Its proprietary AI platform, MitoNova™, integrates proprietary biological, chemical, and mitochondrial-function datasets to accelerate the discovery of compounds with the potential to improve cellular processes and overall tissue health. Multiple products incorporating compounds discovered by Yuva Biosciences are already on the market, including Revive+ by BosleyMD. Yuva Biosciences is headquartered in Birmingham, Alabama. For more information, please visit www.yuvabio.com.

About NorthStrive Biosciences Inc.

NorthStrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focused on the development and acquisition of cutting-edge aesthetic medicines. NorthStrive's lead asset, EL-22, leverages an engineered probiotic approach to address the issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "believes," "expects," "plans," "potential," "would" and "future" or similar expressions such as "look forward" are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations, the ability to obtain, maintain and enforce patent protection, whether patent applications will issue or claims will be allowed, clinical and regulatory development timelines, potential indications, safety and efficacy, and market opportunity. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding the potential significance of the Phase III results, the potential advancement of candidate compounds, future confirmatory testing, further characterization and development, the potential relevance of ANT1 induction, the Company's muscle preservation strategy, and the potential applications or benefits of the AI-driven drug discovery program.

The results described in this press release are based on in vitro testing and are preliminary in nature. The Company cannot provide assurance that any candidate will demonstrate similar activity in future testing, differentiated models, animal studies, clinical studies, or any commercial application. There can be no assurance that the Company or Yuva Biosciences will successfully advance any candidate, complete additional studies, obtain regulatory approvals, develop a product candidate, or generate revenue from this program.

These and other risks are described more fully in PMGC's filings with the United States Securities and Exchange Commission ("SEC"), including the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com